News Release

Trustmark Corporation Announces Third Quarter 2009 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – October 27, 2009 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $22.4 million in the third quarter of 2009, which represented basic earnings per common share of $0.39.    Trustmark’s third quarter 2009 net income produced a return on average tangible common equity of 13.06%.  During the first nine months of 2009, Trustmark’s net income available to common shareholders totaled $59.2 million, which represented basic earnings per common share of $1.03.  Trustmark’s performance during the first nine months of 2009 resulted in a return on average tangible common equity of 11.89%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable December 15, 2009, to shareholders of record on December 1, 2009.

Richard G. Hickson, Chairman and CEO, stated, “Trustmark’s performance in the third quarter reflected the diversified revenue strengths of the organization.  Robust net interest income, coupled with revenue growth in our general banking, mortgage banking, insurance and wealth management businesses, resulted in pre-tax, pre-provision earnings of $53.8 million during the third quarter.  We remain focused upon revenue generation, credit quality, and disciplined expense management.  Trustmark’s solid financial performance is reflected in internally generated growth in tangible common equity of $70.0 million during the last four quarters, resulting in capital ratios that significantly exceed well-capitalized levels.  As such, we remain well-positioned to meet the financial needs of our customers and take advantage of opportunities in the marketplace.”

Credit Quality
•	Continued reduction in Florida construction and land development portfolio
•	Nonperforming loans increased $5.5 million to 2.09% of total loans

Trustmark has made significant progress in the resolution of its construction and land development portfolio in Florida.  Over the last 24 months, this portfolio has been reduced by $171.5 million, or 45%, to $212.0 million.  At September 30, 2009, Florida non-impaired construction and land development loans totaled $177.1 million with an associated reserve for loan losses of $22.2 million, or 12.52%.

During the third quarter, nonperforming loans increased $5.5 million relative to the prior quarter to $138.5 million, or 2.09% of total loans.  Following the natural progression in the resolution of nonperforming loans, foreclosed real estate increased $16.5 million during the quarter.  At September 30, 2009, nonperforming assets totaled $210.2 million, representing 3.14% of total loans and other real estate.

Trustmark’s provision for loan losses totaled $15.8 million during the third quarter, exceeding net charge-offs of $14.5 million.  Allocation of Trustmark’s $103.0 million allowance for loan losses represented 2.08% of commercial loans and 0.76% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.61% as of September 30, 2009.

Capital Strength
•	Tangible common equity to tangible assets increased to 7.76%
•	Total risk-based capital increased to 16.09%

Consistent profitability, sound balance sheet management and a prudent capital philosophy continue to be reflected in Trustmark’s solid capital base.  As of the third quarter of 2009, internally generated tangible common equity increased $70.0 million relative to the comparable period one year earlier to total $703.0 million and represented 7.76% of tangible assets at September 30, 2009.  Total risk-based capital expanded to 16.09% as of September 30, 2009.  Excluding the $215 million in Senior Preferred stock issued under the Capital Purchase Program, Trustmark’s total risk-based capital ratio is an estimated 12.80%, substantially exceeding guidelines to be classified as “well-capitalized” at September 30, 2009.

The fundamental strengths of Trustmark’s business, as reflected by pre-tax, pre-provision earnings, remain solid despite the challenging economic environment.  Based upon the existing capital base and the expectation of the level of profitability going forward, Trustmark believes at this time in the sustainability of its cash dividend to common shareholders.

Asset Liability Management
•	Net interest income totaled $91.3 million
•	Net interest margin expanded to 4.28%

Loans held for investment totaled $6.4 billion at September 30, 2009, down $188.1 million relative to the prior quarter.  This reduction reflects Trustmark’s continued efforts to reduce exposure to construction and land development lending and to its decision to discontinue indirect auto financing.  Current economic conditions have also resulted in reduced loan demand.

Trustmark continued to benefit from its capital strength and strong liquidity as deposit and funding costs were lowered during the third quarter.  Disciplined loan pricing and required minimum loan rates helped sustain loan yields.  As a result, net interest income totaled $91.3 million during the third quarter, resulting in expansion of the net interest margin to 4.28%.

Noninterest Income
•	Mortgage banking income increased to $8.9 million
•	Service charges expanded to $14.2 million

Noninterest income excluding security gains during the third quarter of 2009 totaled $43.1 million, an increase of $6.7 million relative to the prior quarter.  Mortgage banking income during the quarter was $8.9 million, up $6.3 million from the prior quarter, and reflected the Corporation’s successful mortgage servicing rights hedge strategy as well as continued secondary marketing gains.  Service charges on deposit accounts increased $913 thousand relative to the prior quarter to total $14.2 million while insurance revenue totaled $7.9 million, an increase of $522 thousand from the prior quarter.  Despite challenging market conditions, wealth management revenue remained stable at $5.6 million when compared to the prior quarter.

During the third quarter of 2009, Trustmark capitalized upon advantageous market conditions and sold approximately $30 million of longer duration mortgage securities, which resulted in a gain of $1.0 million.

Noninterest Expense
•	Core salary and benefit expense declined
•	Foreclosure expense increased $3.1 million

During the third quarter of 2009, noninterest expense totaled $79.2 million, an increase of $263 thousand from the prior quarter.  Salary and benefit expense totaled $42.6 million during the third quarter.  Excluding the one time benefit resulting from the decision to freeze benefits under the Corporation’s defined benefit pension plan in the second quarter of 2009, salary and benefit expense declined $253 thousand.  Services and fees, net occupancy expense, and equipment expense declined in the third quarter of 2009 relative to the prior quarter.  Other expense in the third quarter totaled $17.5 million, a decrease of $1.2 million from the prior quarter as lower FDIC expense of $4.3 million was partially offset by increased real estate foreclosure expense of $3.1 million.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 28 at 10:00 a.m. Central Time to discuss the Corporation's financial results. Interested parties may listen to the conference call by dialing (877) 627-6580, passcode 4074008 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 4, 2009 in archived format at the same web address or by calling (888) 203-1112, passcode 4074008.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that effect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, changes in Trustmark’s ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, acts of war or terrorism and other risks described in Trustmark’s filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Louis E. Greer	F. Joseph Rein, Jr.
	Treasurer and	Senior Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2009	6/30/2009	9/30/2008	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,377,318	$1,395,303	$822,995	$(17,985)	-1.3%	$554,323	67.4%
Securities AFS-nontaxable	89,259	70,165	39,886	19,094	27.2%	49,373	n/m
Securities HTM-taxable	191,934	194,079	184,001	(2,145)	-1.1%	7,933	4.3%
Securities HTM-nontaxable	55,440	61,166	74,937	(5,726)	-9.4%	(19,497)	-26.0%
Total securities	1,713,951	1,720,713	1,121,819	(6,762)	-0.4%	592,132	52.8%
Loans (including loans held for sale)	6,693,482	6,880,909	6,927,270	(187,427)	-2.7%	(233,788)	-3.4%
Fed funds sold and rev repos	12,821	20,973	17,401	(8,152)	-38.9%	(4,580)	-26.3%
Other earning assets	43,894	47,084	37,323	(3,190)	-6.8%	6,571	17.6%
Total earning assets	8,464,148	8,669,679	8,103,813	(205,531)	-2.4%	360,335	4.4%
Allowance for loan losses	(102,545)	(106,491)	(88,643)	3,946	-3.7%	(13,902)	15.7%
Cash and due from banks	205,361	214,633	246,515	(9,272)	-4.3%	(41,154)	-16.7%
Other assets	871,477	824,724	810,449	46,753	5.7%	61,028	7.5%
Total assets	$9,438,441	$9,602,545	$9,072,134	$(164,104)	-1.7%	$366,307	4.0%

Interest-bearing demand deposits	$1,148,537	$1,131,765	$1,222,087	$16,772	1.5%	$(73,550)	-6.0%
Savings deposits	1,797,421	1,869,794	1,774,188	(72,373)	-3.9%	23,233	1.3%
Time deposits less than $100,000	1,434,097	1,493,172	1,532,630	(59,075)	-4.0%	(98,533)	-6.4%
Time deposits of $100,000 or more	1,095,431	1,096,170	1,108,677	(739)	-0.1%	(13,246)	-1.2%
Total interest-bearing deposits	5,475,486	5,590,901	5,637,582	(115,415)	-2.1%	(162,096)	-2.9%
Fed funds purchased and repos	644,012	589,542	659,312	54,470	9.2%	(15,300)	-2.3%
Short-term borrowings	263,891	340,816	156,880	(76,925)	-22.6%	107,011	68.2%
Long-term FHLB advances	75,000	75,000	-	-	0.0%	75,000	n/m
Subordinated notes	49,760	49,752	49,728	8	0.0%	32	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,578,253	6,716,115	6,573,606	(137,862)	-2.1%	4,647	0.1%
Noninterest-bearing deposits	1,529,381	1,554,642	1,415,402	(25,261)	-1.6%	113,979	8.1%
Other liabilities	113,820	124,586	136,229	(10,766)	-8.6%	(22,409)	-16.4%
Total liabilities	8,221,454	8,395,343	8,125,237	(173,889)	-2.1%	96,217	1.2%
Preferred equity	206,308	205,860	-	448	0.2%	206,308	n/m
Common equity	1,010,679	1,001,342	946,897	9,337	0.9%	63,782	6.7%
Total shareholders' equity	1,216,987	1,207,202	946,897	9,785	0.8%	270,090	28.5%
Total liabilities and equity	$9,438,441	$9,602,545	$9,072,134	$(164,104)	-1.7%	$366,307	4.0%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2009	6/30/2009	9/30/2008	$ Change	% Change	$ Change	% Change
Cash and due from banks	$191,449	$220,706	$235,016	$(29,257)	-13.3%	$(43,567)	-18.5%
Fed funds sold and rev repos	8,551	16,367	14,782	(7,816)	-47.8%	(6,231)	-42.2%
Securities available for sale	1,528,625	1,488,428	907,629	40,197	2.7%	620,996	68.4%
Securities held to maturity	242,603	254,380	256,323	(11,777)	-4.6%	(13,720)	-5.4%
Loans held for sale	237,152	280,975	154,162	(43,823)	-15.6%	82,990	53.8%
Loans	6,382,440	6,570,582	6,740,730	(188,142)	-2.9%	(358,290)	-5.3%
Allowance for loan losses	(103,016)	(101,751)	(90,888)	(1,265)	1.2%	(12,128)	13.3%
Net Loans	6,279,424	6,468,831	6,649,842	(189,407)	-2.9%	(370,418)	-5.6%
Premises and equipment, net	151,828	156,541	156,298	(4,713)	-3.0%	(4,470)	-2.9%
Mortgage servicing rights	56,042	63,316	78,550	(7,274)	-11.5%	(22,508)	-28.7%
Goodwill	291,104	291,104	291,145	-	0.0%	(41)	0.0%
Identifiable intangible assets	20,819	21,820	24,887	(1,001)	-4.6%	(4,068)	-16.3%
Other assets	360,901	364,402	317,639	(3,501)	-1.0%	43,262	13.6%
Total assets	$9,368,498	$9,626,870	$9,086,273	$(258,372)	-2.7%	$282,225	3.1%

Deposits:
Noninterest-bearing	$1,493,424	$1,558,934	$1,526,374	$(65,510)	-4.2%	$(32,950)	-2.2%
Interest-bearing	5,377,011	5,588,955	5,411,304	(211,944)	-3.8%	(34,293)	-0.6%
Total deposits	6,870,435	7,147,889	6,937,678	(277,454)	-3.9%	(67,243)	-1.0%
Fed funds purchased and repos	645,057	627,616	592,818	17,441	2.8%	52,239	8.8%
Short-term borrowings	315,105	314,751	369,037	354	0.1%	(53,932)	-14.6%
Long-term FHLB advances	75,000	75,000	-	-	n/m	75,000	n/m
Subordinated notes	49,766	49,758	49,733	8	0.0%	33	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Other liabilities	121,670	139,638	117,905	(17,968)	-12.9%	3,765	3.2%
Total liabilities	8,147,137	8,424,756	8,137,275	(277,619)	-3.3%	9,862	0.1%
Preferred stock	206,461	206,009	-	452	0.2%	206,461	n/m
Common stock	11,968	11,964	11,944	4	0.0%	24	0.2%
Capital surplus	145,352	143,654	128,617	1,698	1.2%	16,735	13.0%
Retained earnings	854,508	845,882	824,768	8,626	1.0%	29,740	3.6%
Accum other comprehensive
income (loss), net of tax	3,072	(5,395)	(16,331)	8,467	n/m	19,403	n/m
Total shareholders' equity	1,221,361	1,202,114	948,998	19,247	1.6%	272,363	28.7%
Total liabilities and equity	$9,368,498	$9,626,870	$9,086,273	$(258,372)	-2.7%	$282,225	3.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2009	6/30/2009	9/30/2008	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$89,672	$91,652	$105,706	$(1,980)	-2.2%	$(16,034)	-15.2%
Interest on securities-taxable	19,524	20,444	12,117	(920)	-4.5%	7,407	61.1%
Interest on securities-tax exempt-FTE	2,172	2,040	1,946	132	6.5%	226	11.6%
Interest on fed funds sold and rev repos	16	19	98	(3)	-15.8%	(82)	-83.7%
Other interest income	381	343	407	38	11.1%	(26)	-6.4%
Total interest income-FTE	111,765	114,498	120,274	(2,733)	-2.4%	(8,509)	-7.1%
Interest on deposits	18,403	21,430	32,860	(3,027)	-14.1%	(14,457)	-44.0%
Interest on fed funds pch and repos	282	272	3,123	10	3.7%	(2,841)	-91.0%
Other interest expense	1,786	1,980	2,653	(194)	-9.8%	(867)	-32.7%
Total interest expense	20,471	23,682	38,636	(3,211)	-13.6%	(18,165)	-47.0%
Net interest income-FTE	91,294	90,816	81,638	478	0.5%	9,656	11.8%
Provision for loan losses	15,770	26,767	14,473	(10,997)	-41.1%	1,297	9.0%
Net interest income after provision-FTE	75,524	64,049	67,165	11,475	17.9%	8,359	12.4%
Service charges on deposit accounts	14,157	13,244	13,886	913	6.9%	271	2.0%
Insurance commissions	7,894	7,372	9,007	522	7.1%	(1,113)	-12.4%
Wealth management	5,589	5,497	6,788	92	1.7%	(1,199)	-17.7%
General banking - other	5,620	6,063	5,813	(443)	-7.3%	(193)	-3.3%
Mortgage banking, net	8,871	2,543	4,323	6,328	n/m	4,548	n/m
Other, net	994	1,693	2,131	(699)	-41.3%	(1,137)	-53.4%
Nonint inc-excl sec gains, net	43,125	36,412	41,948	6,713	18.4%	1,177	2.8%
Security gains, net	1,014	4,404	2	(3,390)	-77.0%	1,012	n/m
Total noninterest income	44,139	40,816	41,950	3,323	8.1%	2,189	5.2%
Salaries and employee benefits	42,629	40,989	42,859	1,640	4.0%	(230)	-0.5%
Services and fees	10,124	10,249	9,785	(125)	-1.2%	339	3.5%
Net occupancy-premises	4,862	4,948	5,153	(86)	-1.7%	(291)	-5.6%
Equipment expense	4,104	4,108	4,231	(4)	-0.1%	(127)	-3.0%
Other expense	17,515	18,677	10,706	(1,162)	-6.2%	6,809	63.6%
Total noninterest expense	79,234	78,971	72,734	263	0.3%	6,500	8.9%
Income before income taxes and tax eq adj	40,429	25,894	36,381	14,535	56.1%	4,048	11.1%
Tax equivalent adjustment	2,417	2,325	2,242	92	4.0%	175	7.8%
Income before income taxes	38,012	23,569	34,139	14,443	61.3%	3,873	11.3%
Income taxes	12,502	6,994	10,785	5,508	78.8%	1,717	15.9%
Net income	25,510	16,575	23,354	8,935	53.9%	2,156	9.2%

Preferred stock dividends	2,688	2,687	-	1	0.0%	2,688	n/m
Accretion of preferred stock discount	452	445	-	7	1.6%	452	n/m
Net income available to common shareholders	$22,370	$13,443	$23,354	$8,927	66.4%	$(984)	-4.2%

Per common share data
Earnings per share - basic	$0.39	$0.23	$0.41	$0.16	69.6%	$(0.02)	-4.9%

Earnings per share - diluted	$0.39	$0.23	$0.41	$0.16	69.6%	$(0.02)	-4.9%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	57,431,128	57,406,499	57,298,710

Diluted	57,559,492	57,546,928	57,337,342

Period end common shares outstanding	57,440,047	57,423,841	57,324,627

OTHER FINANCIAL DATA
Return on common equity	8.78%	5.38%	9.81%
Return on average tangible common equity	13.06%	8.20%	15.16%
Return on equity	8.32%	5.51%	9.81%
Return on assets	1.07%	0.69%	1.02%
Interest margin - Yield - FTE	5.24%	5.30%	5.90%
Interest margin - Cost	0.96%	1.10%	1.90%
Net interest margin - FTE	4.28%	4.20%	4.01%
Efficiency ratio	58.95%	58.57%	58.85%
Full-time equivalent employees	2,550	2,562	2,623

COMMON STOCK PERFORMANCE
Market value-Close	$19.05	$19.32	$20.74
Common book value	$17.67	$17.35	$16.55
Tangible common book value	$12.24	$11.90	$11.04

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	9/30/2009	6/30/2009	9/30/2008	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$72,063	$72,185	$71,125	$(122)	-0.2%	$938	1.3%
Mississippi (1)	28,470	32,040	12,727	(3,570)	-11.1%	15,743	n/m
Tennessee (2)	11,481	2,941	4,012	8,540	n/m	7,469	n/m
Texas	26,490	25,824	17,418	666	2.6%	9,072	52.1%
Total nonaccrual loans	138,504	132,990	105,282	5,514	4.1%	33,222	31.6%
Other real estate
Florida	34,030	26,387	18,265	7,643	29.0%	15,765	86.3%
Mississippi (1)	22,932	15,542	6,062	7,390	47.5%	16,870	n/m
Tennessee (2)	9,809	10,234	7,924	(425)	-4.2%	1,885	23.8%
Texas	4,918	3,033	214	1,885	62.1%	4,704	n/m
Total other real estate	71,689	55,196	32,465	16,493	29.9%	39,224	n/m
Total nonperforming assets	$210,193	$188,186	$137,747	$22,007	11.7%	$72,446	52.6%

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$6,854	$6,873	$3,622	$(19)	-0.3%	$3,232	89.2%

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$36,686	$28,523	$20,332	$8,163	28.6%	$16,354	80.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	9/30/2009	6/30/2009	9/30/2008	$ Change	% Change	$ Change	% Change
Beginning Balance	$101,751	$100,358	$86,576	$1,393	1.4%	$15,175	17.5%
Provision for loan losses	15,770	26,767	14,473	(10,997)	-41.1%	1,297	9.0%
Charge-offs	(18,687)	(27,870)	(12,732)	9,183	-32.9%	(5,955)	46.8%
Recoveries	4,182	2,496	2,571	1,686	67.5%	1,611	62.7%
Net charge-offs	(14,505)	(25,374)	(10,161)	10,869	-42.8%	(4,344)	42.8%
Ending Balance	$103,016	$101,751	$90,888	$1,265	1.2%	$12,128	13.3%

PROVISION FOR LOAN LOSSES
Florida	$(3,295)	$28,915	$3,167	$(32,210)	n/m	$(6,462)	n/m
Mississippi (1)	12,009	(1,044)	8,476	13,053	n/m	3,533	41.7%
Tennessee (2)	159	(659)	27	818	n/m	132	n/m
Texas	6,897	(445)	2,803	7,342	n/m	4,094	n/m
Total provision for loan losses	$15,770	$26,767	$14,473	$(10,997)	-41.1%	$1,297	9.0%

NET CHARGE-OFFS
Florida	$131	$21,167	$3,779	$(21,036)	-99.4%	$(3,648)	-96.5%
Mississippi (1)	9,629	3,267	4,515	6,362	n/m	5,114	n/m
Tennessee (2)	872	897	1,291	(25)	-2.8%	(419)	-32.5%
Texas	3,873	43	576	3,830	n/m	3,297	n/m
Total net charge-offs	$14,505	$25,374	$10,161	$(10,869)	-42.8%	$4,344	42.8%

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.86%	1.48%	0.58%
Provision for loan losses/average loans	0.93%	1.56%	0.83%
Nonperforming loans/total loans (incl LHFS)	2.09%	1.94%	1.53%
Nonperforming assets/total loans (incl LHFS)	3.18%	2.75%	2.00%
Nonperforming assets/total loans (incl LHFS) +ORE	3.14%	2.72%	1.99%
ALL/total loans (excl LHFS)	1.61%	1.55%	1.35%
ALL-commercial/total commercial loans	2.08%	2.01%	1.76%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.73%	0.64%
ALL/nonperforming loans	74.38%	76.51%	86.33%
ALL/nonperforming loans (excl impaired loans)	117.93%	123.15%	145.21%

CAPITAL RATIOS
Total equity/total assets	13.04%	12.49%	10.44%
Common equity/total assets	10.83%	10.35%	10.44%
Tangible equity/tangible assets	10.04%	9.55%	7.22%
Tangible common equity/tangible assets	7.76%	7.34%	7.22%
Tangible common equity/risk-weighted assets	10.15%	9.56%	8.80%
Tier 1 leverage ratio	10.70%	10.38%	8.11%
Tier 1 common risk-based capital ratio	10.15%	9.66%	8.91%
Tier 1 risk-based capital ratio	14.11%	13.50%	9.86%
Total risk-based capital ratio	16.09%	15.45%	11.80%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
QUARTERLY AVERAGE BALANCES	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Securities AFS-taxable	$1,377,318	$1,395,303	$1,505,328	$1,226,843	$822,995	$1,425,514	$649,258
Securities AFS-nontaxable	89,259	70,165	43,429	40,708	39,886	67,786	37,341
Securities HTM-taxable	191,934	194,079	178,417	169,958	184,001	188,193	186,542
Securities HTM-nontaxable	55,440	61,166	67,308	71,843	74,937	61,261	77,802
Total securities	1,713,951	1,720,713	1,794,482	1,509,352	1,121,819	1,742,754	950,943
Loans (including loans held for sale)	6,693,482	6,880,909	6,981,921	6,908,296	6,927,270	6,851,047	7,061,176
Fed funds sold and rev repos	12,821	20,973	15,988	22,871	17,401	16,582	23,607
Other earning assets	43,894	47,084	40,485	49,197	37,323	43,833	38,583
Total earning assets	8,464,148	8,669,679	8,832,876	8,489,716	8,103,813	8,654,216	8,074,309
Allowance for loan losses	(102,545)	(106,491)	(97,986)	(91,802)	(88,643)	(102,357)	(84,217)
Cash and due from banks	205,361	214,633	239,508	223,774	246,515	219,709	253,127
Other assets	871,477	824,724	803,416	801,890	810,449	833,456	789,792
Total assets	$9,438,441	$9,602,545	$9,777,814	$9,423,578	$9,072,134	$9,605,024	$9,033,011

Interest-bearing demand deposits	$1,148,537	$1,131,765	$1,118,347	$1,149,071	$1,222,087	$1,132,994	$1,238,029
Savings deposits	1,797,421	1,869,794	1,815,672	1,709,670	1,774,188	1,827,562	1,798,801
Time deposits less than $100,000	1,434,097	1,493,172	1,485,680	1,478,753	1,532,630	1,470,794	1,559,629
Time deposits of $100,000 or more	1,095,431	1,096,170	1,074,873	1,045,377	1,108,677	1,088,900	1,063,805
Total interest-bearing deposits	5,475,486	5,590,901	5,494,572	5,382,871	5,637,582	5,520,250	5,660,264
Fed funds purchased and repos	644,012	589,542	674,175	809,822	659,312	635,799	565,304
Short-term borrowings	263,891	340,816	647,604	494,928	156,880	416,031	203,792
Long-term FHLB advances	75,000	75,000	58,333	-	-	69,505	-
Subordinated notes	49,760	49,752	49,744	49,736	49,728	49,752	49,720
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104	70,104	70,104
Total interest-bearing liabilities	6,578,253	6,716,115	6,994,532	6,807,461	6,573,606	6,761,441	6,549,184
Noninterest-bearing deposits	1,529,381	1,554,642	1,470,822	1,433,361	1,415,402	1,518,496	1,405,244
Other liabilities	113,820	124,586	120,062	126,704	136,229	119,468	137,395
Total liabilities	8,221,454	8,395,343	8,585,416	8,367,526	8,125,237	8,399,405	8,091,823
Preferred equity	206,308	205,860	205,417	91,385	-	205,865	-
Common equity	1,010,679	1,001,342	986,981	964,667	946,897	999,754	941,188
Total shareholders' equity	1,216,987	1,207,202	1,192,398	1,056,052	946,897	1,205,619	941,188
Total liabilities and equity	$9,438,441	$9,602,545	$9,777,814	$9,423,578	$9,072,134	$9,605,024	$9,033,011

PERIOD END BALANCES	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Cash and due from banks	$191,449	$220,706	$231,211	$257,930	$235,016
Fed funds sold and rev repos	8,551	16,367	8,014	23,401	14,782
Securities available for sale	1,528,625	1,488,428	1,613,047	1,542,841	907,629
Securities held to maturity	242,603	254,380	256,677	259,629	256,323
Loans held for sale	237,152	280,975	301,691	238,265	154,162
Loans	6,382,440	6,570,582	6,640,597	6,722,403	6,740,730
Allowance for loan losses	(103,016)	(101,751)	(100,358)	(94,922)	(90,888)
Net Loans	6,279,424	6,468,831	6,540,239	6,627,481	6,649,842
Premises and equipment, net	151,828	156,541	157,068	156,811	156,298
Mortgage servicing rights	56,042	63,316	45,256	42,882	78,550
Goodwill	291,104	291,104	291,104	291,104	291,145
Identifiable intangible assets	20,819	21,820	22,820	23,821	24,887
Other assets	360,901	364,402	308,587	326,744	317,639
Total assets	$9,368,498	$9,626,870	$9,775,714	$9,790,909	$9,086,273

Deposits:
Noninterest-bearing	$1,493,424	$1,558,934	$1,504,032	$1,496,166	$1,526,374
Interest-bearing	5,377,011	5,588,955	5,652,908	5,327,704	5,411,304
Total deposits	6,870,435	7,147,889	7,156,940	6,823,870	6,937,678
Fed funds purchased and repos	645,057	627,616	607,083	811,129	592,818
Short-term borrowings	315,105	314,751	448,380	730,958	369,037
Long-term FHLB advances	75,000	75,000	75,000	-	-
Subordinated notes	49,766	49,758	49,750	49,741	49,733
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104
Other liabilities	121,670	139,638	168,089	126,641	117,905
Total liabilities	8,147,137	8,424,756	8,575,346	8,612,443	8,137,275
Preferred stock	206,461	206,009	205,564	205,126	-
Common stock	11,968	11,964	11,955	11,944	11,944
Capital surplus	145,352	143,654	142,167	139,471	128,617
Retained earnings	854,508	845,882	845,779	836,642	824,768
Accum other comprehensive
income (loss), net of tax	3,072	(5,395)	(5,097)	(14,717)	(16,331)
Total shareholders' equity	1,221,361	1,202,114	1,200,368	1,178,466	948,998
Total liabilities and equity	$9,368,498	$9,626,870	$9,775,714	$9,790,909	$9,086,273

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Interest and fees on loans-FTE	$89,672	$91,652	$92,382	$101,694	$105,706	$273,706	$334,370
Interest on securities-taxable	19,524	20,444	21,654	17,108	12,117	61,622	29,053
Interest on securities-tax exempt-FTE	2,172	2,040	1,834	1,891	1,946	6,046	5,975
Interest on fed funds sold and rev repos	16	19	19	57	98	54	445
Other interest income	381	343	313	368	407	1,037	1,454
Total interest income-FTE	111,765	114,498	116,202	121,118	120,274	342,465	371,297
Interest on deposits	18,403	21,430	22,540	26,818	32,860	62,373	113,104
Interest on fed funds pch and repos	282	272	364	1,178	3,123	918	9,215
Other interest expense	1,786	1,980	2,352	3,399	2,653	6,118	10,405
Total interest expense	20,471	23,682	25,256	31,395	38,636	69,409	132,724
Net interest income-FTE	91,294	90,816	90,946	89,723	81,638	273,056	238,573
Provision for loan losses	15,770	26,767	16,866	16,684	14,473	59,403	59,728
Net interest income after provision-FTE	75,524	64,049	74,080	73,039	67,165	213,653	178,845
Service charges on deposit accounts	14,157	13,244	12,568	14,044	13,886	39,969	39,673
Insurance commissions	7,894	7,372	7,422	6,783	9,007	22,688	25,657
Wealth management	5,589	5,497	5,555	6,583	6,788	16,641	21,017
General banking - other	5,620	6,063	5,407	5,576	5,813	17,090	17,654
Mortgage banking, net	8,871	2,543	10,907	4,393	4,323	22,321	22,087
Other, net	994	1,693	1,115	935	2,131	3,802	12,351
Nonint inc-excl sec gains, net	43,125	36,412	42,974	38,314	41,948	122,511	138,439
Security gains, net	1,014	4,404	30	12	2	5,448	493
Total noninterest income	44,139	40,816	43,004	38,326	41,950	127,959	138,932
Salaries and employee benefits	42,629	40,989	43,425	41,923	42,859	127,043	129,214
Services and fees	10,124	10,249	10,000	9,638	9,785	30,373	28,741
Net occupancy-premises	4,862	4,948	5,178	4,704	5,153	14,988	14,804
Equipment expense	4,104	4,108	4,166	4,183	4,231	12,378	12,449
Other expense	17,515	18,677	11,638	11,097	10,706	47,830	26,966
Total noninterest expense	79,234	78,971	74,407	71,545	72,734	232,612	212,174
Income before income taxes and tax eq adj	40,429	25,894	42,677	39,820	36,381	109,000	105,603
Tax equivalent adjustment	2,417	2,325	2,397	2,326	2,242	7,139	6,810
Income before income taxes	38,012	23,569	40,280	37,494	34,139	101,861	98,793
Income taxes	12,502	6,994	13,795	12,162	10,785	33,291	31,708
Net income	25,510	16,575	26,485	25,332	23,354	68,570	67,085

Preferred stock dividends	2,688	2,687	2,688	1,165	-	8,063	-
Accretion of preferred stock discount	452	445	438	188	-	1,335	-
Net income available to common shareholders	$22,370	$13,443	$23,359	$23,979	$23,354	$59,172	$67,085

Per common share data
Earnings per share - basic	$0.39	$0.23	$0.41	$0.42	$0.41	$1.03	$1.17

Earnings per share - diluted	$0.39	$0.23	$0.41	$0.42	$0.41	$1.03	$1.17

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average common shares outstanding
Basic	57,431,128	57,406,499	57,350,874	57,324,710	57,298,710	57,396,461	57,292,821

Diluted	57,559,492	57,546,928	57,398,375	57,375,590	57,337,342	57,496,230	57,326,007

Period end common shares outstanding	57,440,047	57,423,841	57,378,318	57,324,737	57,324,627	57,440,047	57,324,627

OTHER FINANCIAL DATA
Return on common equity	8.78%	5.38%	9.60%	9.89%	9.81%	7.91%	9.52%
Return on average tangible common equity	13.06%	8.20%	14.46%	15.10%	15.16%	11.89%	14.80%
Return on equity	8.32%	5.51%	9.01%	9.54%	9.81%	7.60%	9.52%
Return on assets	1.07%	0.69%	1.10%	1.07%	1.02%	0.95%	0.99%
Interest margin - Yield - FTE	5.24%	5.30%	5.34%	5.68%	5.90%	5.29%	6.14%
Interest margin - Cost	0.96%	1.10%	1.16%	1.47%	1.90%	1.07%	2.20%
Net interest margin - FTE	4.28%	4.20%	4.18%	4.20%	4.01%	4.22%	3.95%
Efficiency ratio	58.95%	58.57%	55.56%	55.86%	58.85%	57.70%	57.38%
Full-time equivalent employees	2,550	2,562	2,589	2,607	2,623

COMMON STOCK PERFORMANCE
Market value-Close	$19.05	$19.32	$18.38	$21.59	$20.74
Common book value	$17.67	$17.35	$17.34	$16.98	$16.55
Tangible common book value	$12.24	$11.90	$11.87	$11.49	$11.04

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2009 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Nonaccrual loans
Florida	$72,063	$72,185	$83,789	$75,092	$71,125
Mississippi (1)	28,470	32,040	21,829	18,703	12,727
Tennessee (2)	11,481	2,941	5,763	3,638	4,012
Texas	26,490	25,824	23,122	16,605	17,418
Total nonaccrual loans	138,504	132,990	134,503	114,038	105,282
Other real estate
Florida	34,030	26,387	19,830	21,265	18,265
Mississippi (1)	22,932	15,542	9,932	6,113	6,062
Tennessee (2)	9,809	10,234	9,051	8,862	7,924
Texas	4,918	3,033	3,322	2,326	214
Total other real estate	71,689	55,196	42,135	38,566	32,465
Total nonperforming assets	$210,193	$188,186	$176,638	$152,604	$137,747

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$6,854	$6,873	$10,004	$5,139	$3,622

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$36,686	$28,523	$21,128	$18,095	$20,332

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Beginning Balance	$101,751	$100,358	$94,922	$90,888	$86,576	$94,922	$79,851
Provision for loan losses	15,770	26,767	16,866	16,684	14,473	59,403	59,728
Charge-offs	(18,687)	(27,870)	(14,015)	(15,039)	(12,732)	(60,572)	(56,728)
Recoveries	4,182	2,496	2,585	2,389	2,571	9,263	8,037
Net charge-offs	(14,505)	(25,374)	(11,430)	(12,650)	(10,161)	(51,309)	(48,691)
Ending Balance	$103,016	$101,751	$100,358	$94,922	$90,888	$103,016	$90,888

PROVISION FOR LOAN LOSSES
Florida	$(3,295)	$28,915	$10,733	$6,491	$3,167	$36,353	$36,869
Mississippi (1)	12,009	(1,044)	4,386	5,756	8,476	15,351	14,950
Tennessee (2)	159	(659)	1,621	1,461	27	1,121	3,246
Texas	6,897	(445)	126	2,976	2,803	6,578	4,663
Total provision for loan losses	$15,770	$26,767	$16,866	$16,684	$14,473	$59,403	$59,728

NET CHARGE-OFFS
Florida	$131	$21,167	$6,933	$7,160	$3,779	$28,231	$35,531
Mississippi (1)	9,629	3,267	3,455	4,387	4,515	16,351	10,303
Tennessee (2)	872	897	785	816	1,291	2,554	1,525
Texas	3,873	43	257	287	576	4,173	1,332
Total net charge-offs	$14,505	$25,374	$11,430	$12,650	$10,161	$51,309	$48,691

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.86%	1.48%	0.66%	0.73%	0.58%	1.00%	0.92%
Provision for loan losses/average loans	0.93%	1.56%	0.98%	0.96%	0.83%	1.16%	1.13%
Nonperforming loans/total loans (incl LHFS)	2.09%	1.94%	1.94%	1.64%	1.53%
Nonperforming assets/total loans (incl LHFS)	3.18%	2.75%	2.54%	2.19%	2.00%
Nonperforming assets/total loans (incl LHFS) +ORE	3.14%	2.72%	2.53%	2.18%	1.99%
ALL/total loans (excl LHFS)	1.61%	1.55%	1.51%	1.41%	1.35%
ALL-commercial/total commercial loans	2.08%	2.01%	1.95%	1.79%	1.76%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.73%	0.73%	0.72%	0.64%
ALL/nonperforming loans	74.38%	76.51%	74.61%	83.24%	86.33%
ALL/nonperforming loans (excl impaired loans)	117.93%	123.15%	137.47%	166.07%	145.21%

CAPITAL RATIOS
Total equity/total assets	13.04%	12.49%	12.28%	12.04%	10.44%
Common equity/total assets	10.83%	10.35%	10.18%	9.94%	10.44%
Tangible equity/tangible assets	10.04%	9.55%	9.37%	9.11%	7.22%
Tangible common equity/tangible assets	7.76%	7.34%	7.20%	6.95%	7.22%
Tangible common equity/risk-weighted assets	10.15%	9.56%	9.43%	9.03%	8.80%
Tier 1 leverage ratio	10.70%	10.38%	10.17%	10.42%	8.11%
Tier 1 common risk-based capital ratio	10.15%	9.66%	9.55%	9.27%	8.91%
Tier 1 risk-based capital ratio	14.11%	13.50%	13.34%	13.01%	9.86%
Total risk-based capital ratio	16.09%	15.45%	15.28%	14.95%	11.80%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2009 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
SECURITIES AVAILABLE FOR SALE
U.S. Treasury and other U.S. Government agencies	$25,013	$25,212	$26,019	$31,892	$7,547
Obligations of states and political subdivisions	151,427	137,799	125,366	98,653	39,132
Mortgage-backed securities
Pass-through securities
Guaranteed by GNMA	9,590	10,000	10,658	8,726	6,754
Issued by FNMA and FHLMC	7,229	7,193	79,007	19,186	15,821
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,258,779	1,209,677	1,287,745	1,365,015	819,020
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	70,359	92,395	76,183	11,499	8,226
Corporate debt securities	6,228	6,152	8,069	7,870	11,129
Total securities available for sale	$1,528,625	$1,488,428	$1,613,047	$1,542,841	$907,629

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$78,522	$89,331	$95,799	$102,901	$98,799
Mortgage-backed securities
Pass-through securities
Guaranteed by GNMA	7,269	7,298	5,325	-	-
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	153,728	154,655	155,553	156,728	157,524
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	3,084	3,096	-	-	-
Total securities held to maturity	$242,603	$254,380	$256,677	$259,629	$256,323

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 87% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities in the portfolio are considered to be sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Reserve Bank and Depository Trust and Clearing Corporation, Trustmark does not hold any equity investment in government sponsored entities.

Note 2 – Loan Composition
LOANS BY TYPE	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Loans secured by real estate:
Construction, land development and other land loans	$872,367	$960,945	$1,000,020	$1,028,788	$1,062,319
Secured by 1-4 family residential properties	1,637,322	1,663,575	1,601,600	1,524,061	1,561,024
Secured by nonfarm, nonresidential properties	1,472,147	1,472,212	1,425,937	1,422,658	1,345,624
Other real estate secured	209,957	186,770	184,204	186,915	175,877
Commercial and industrial loans	1,165,970	1,203,230	1,258,887	1,305,938	1,328,035
Consumer loans	661,075	727,399	804,958	895,046	947,113
Other loans	363,602	356,451	364,991	358,997	320,738
Loans	6,382,440	6,570,582	6,640,597	6,722,403	6,740,730
Allowance for loan losses	(103,016)	(101,751)	(100,358)	(94,922)	(90,888)
Net Loans	$6,279,424	$6,468,831	$6,540,239	$6,627,481	$6,649,842

The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio.  Trustmark’s allowance for loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as on other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering environmental factors such as current economic events, industry and geographical conditions and portfolio performance indicators.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors, in compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies.

During the quarter ended June 30, 2009, Trustmark refined its allowance for loan loss methodology for commercial loans classifying them into thirteen separate homogenous loan types, while taking into consideration the uniqueness of our markets.  In addition, Trustmark combined its quantitative historical loan loss factors and qualitative risk factors for each of its homogenous loan types.  These enhancements were implemented based upon current regulatory guidance from Trustmark’s primary regulator and as a result, approximately $8.0 million in qualitative reserves were reallocated to specific reserves.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2009 ($ in thousands) (unaudited)

Note 2 - Loan Composition (continued)
	September 30, 2009
LOAN COMPOSITION BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$872,367	$211,974	$321,954	$61,780	$276,659
Secured by 1-4 family residential properties	1,637,322	92,088	1,345,249	167,852	32,133
Secured by nonfarm, nonresidential properties	1,472,147	182,548	830,698	215,714	243,187
Other real estate secured	209,957	12,891	168,679	9,869	18,518
Commercial and industrial loans	1,165,970	19,762	836,231	60,117	249,860
Consumer loans	661,075	2,276	619,645	29,362	9,792
Other loans	363,602	29,880	289,894	22,921	20,907
Loans	$6,382,440	$551,419	$4,412,350	$567,615	$851,056

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$104,966	$63,645	$24,816	$4,535	$11,970
Development	199,194	28,376	77,320	11,129	82,369
Unimproved land	280,701	83,437	107,037	32,352	57,875
1-4 family construction	137,477	13,237	77,555	6,398	40,287
Other construction	150,029	23,279	35,226	7,366	84,158
Construction, land development and other land loans	$872,367	$211,974	$321,954	$61,780	$276,659

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction, land development and other land loans:
Lots	$63,645	$26,047	$-	$12,152	$11,436	$2,459
Development	28,376	17,883	-	5,033	702	12,148
Unimproved land	83,437	49,261	18,980	10,945	3,891	15,445
1-4 family construction	13,237	4,726	-	1,767	244	2,715
Other construction	23,279	15,051	2,745	9,665	497	2,144
Construction, land development and other land loans	211,974	112,968	21,725	39,562	16,770	34,911
Commercial, commercial real estate and consumer	339,445	69,292	18,964	29,946	12,080	8,302

Total Florida loans	$551,419	$182,260	$40,689	$69,508	$28,850	$43,213

FLORIDA CREDIT QUALITY (continued)	Total Loans Less Impaired Loans	Loan Loss Reserves	Loan Loss Reserve % of NonImpaired Loans
Construction, land development and other land loans:
Lots	$61,186	$7,361	12.03%
Development	16,228	2,237	13.78%
Unimproved land	67,992	9,066	13.33%
1-4 family construction	10,522	374	3.55%
Other construction	21,135	3,122	14.77%
Construction, land development and other land loans	177,063	22,160	12.52%
Commercial, commercial real estate and consumer	331,143	7,027	2.12%

Total Florida loans	$508,206	$29,187	5.74%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $1 million are individually assessed for impairment in accordance with SFAS No. 114.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  When a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2009 ($ in thousands) (unaudited)

Note 2 - Loan Composition (continued)

LOAN COMPOSITION -FLORIDA	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Loans secured by real estate:
Construction, land development and other land loans	$211,974	$245,494	$276,315	$294,473	$301,509
Secured by 1-4 family residential properties	92,088	88,007	93,911	91,559	90,790
Secured by nonfarm, nonresidential properties	182,548	180,559	180,649	179,123	176,512
Other real estate secured	12,891	12,900	12,747	12,632	12,518
Commercial and industrial loans	19,762	19,907	18,049	18,814	18,305
Consumer loans	2,276	2,238	2,531	3,206	3,008
Other loans	29,880	21,692	21,823	18,505	14,833
Loans	$551,419	$570,797	$606,025	$618,312	$617,475

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS - FLORIDA
Lots	$63,645	$69,005	$74,002	$76,849	$82,472
Development	28,376	33,533	41,769	35,927	37,578
Unimproved land	83,437	93,379	99,063	114,232	111,548
1-4 family construction	13,237	17,344	25,878	29,246	29,265
Other construction	23,279	32,233	35,603	38,219	40,646
Construction, land development and other land loans	$211,974	$245,494	$276,315	$294,473	$301,509

Note 3 –Preferred Stock

On November 21, 2008, Trustmark issued a total of 215,000 shares of Senior Preferred stock to the U.S. Treasury (Treasury) in a private placement transaction as part of the Troubled Assets Relief Program Capital Purchase Program (TARP CPP), a voluntary initiative for healthy U.S. financial institutions.  Trustmark chose to participate in the TARP CPP in order to reinforce its strong capital position, advance the Treasury’s efforts to facilitate additional lending in the markets where Trustmark operates and to support its growth and expansion opportunities.  Cumulative dividends on the Senior Preferred stock accrue on the liquidation preference of $1,000.00 per share at a rate of 5.00% per year until, but excluding, February 15, 2014, and from that date thereafter at the rate of 9.00% per share per year, and will be paid quarterly, but only if, as, and when declared by Trustmark’s Board of Directors. Trustmark may redeem the Senior Preferred stock at par.  Based upon recent legislation, it is not necessary for Trustmark to replace the Senior Preferred stock with Tier 1 (or other) capital as a condition to redemption.  Any redemption is, however, subject to the consent of the Treasury, the Federal Reserve and the OCC.

As part of its participation in the TARP CPP, in addition to issuing 215,000 shares of Senior Preferred stock to the Treasury, Trustmark also issued to the Treasury a ten-year warrant (the Warrant) to purchase up to 1,647,931 shares of Trustmark’s common stock, at an initial exercise price of $19.57 per share, subject to customary anti-dilution adjustments.

The Senior Preferred stock was recorded at issue for $204.9 million, with the remainder of the $10.1 million in cash proceeds recorded as warrants in Capital Surplus.  This allocation was derived by a third-party evaluation of the fair value of the Senior Preferred and warrant at the time of issuance.  The cash proceeds were then apportioned to the Senior Preferred and the warrants using their relative fair values.  The basis of the Senior Preferred will be accreted to the $215 million redemption value on a constant yield method over five years, and the accretion will be represented as an additional carrying cost of the equity.  The warrant is not subject to mark-to-market accounting, and will be carried in Capital Surplus at its original basis until exercise or expiration.  The warrant’s effect on shares outstanding will be included in dilutive shares using the treasury stock method.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Securities – Taxable	4.94%	5.16%	5.22%	4.87%	4.79%	5.11%	4.64%
Securities – Nontaxable	5.96%	6.23%	6.72%	6.68%	6.74%	6.26%	6.93%
Securities – Total	5.02%	5.24%	5.31%	5.01%	4.99%	5.19%	4.92%
Loans	5.32%	5.34%	5.37%	5.86%	6.07%	5.34%	6.33%
FF Sold & Rev Repo	0.50%	0.36%	0.48%	0.99%	2.24%	0.44%	2.52%
Other Earning Assets	3.44%	2.92%	3.14%	2.98%	4.34%	3.16%	5.03%
Total Earning Assets	5.24%	5.30%	5.34%	5.68%	5.90%	5.29%	6.14%

Interest-bearing Deposits	1.33%	1.54%	1.66%	1.98%	2.32%	1.51%	2.67%
FF Pch & Repo	0.17%	0.19%	0.22%	0.58%	1.88%	0.19%	2.18%
Borrowings	1.54%	1.48%	1.16%	2.20%	3.81%	1.35%	4.29%
Total Interest-bearing Liabilities	1.23%	1.41%	1.46%	1.83%	2.34%	1.37%	2.71%

Net interest margin	4.28%	4.20%	4.18%	4.20%	4.01%	4.22%	3.95%

During the third quarter 2009, the net interest margin increased 8 basis points to 4.28%, from 4.20% second quarter of 2009. The increase is due to decreasing deposit costs, offset somewhat by a modest decline in earning asset yields.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2009 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

During the first nine months of 2009, Trustmark’s net interest margin expanded to 4.22%, up 27 basis points compared to the first nine months of 2008.  This increase is primarily a result of three factors including the impact of an increased level of fixed rate securities funded primarily through short-term and floating rate liabilities, moderating certificate of deposit costs and improved loan pricing trends.  These benefits have outweighed the continued downward repricing of fixed rate assets.

Note 5 – Other Noninterest Expense

Other noninterest expense consisted of the following ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
FDIC assessment expense	$2,913	$7,253	$2,777	$1,502	$1,377	$12,943	$1,969
ORE/Foreclosure expense	5,870	2,733	630	684	1,146	9,233	1,697
Other expense	8,732	8,691	8,231	8,911	8,183	25,654	23,300
Total other expense	$17,515	$18,677	$11,638	$11,097	$10,706	$47,830	$26,966

Note 6 – Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to market changes. The impact of this strategy resulted in a net positive ineffectiveness of $2.1 million and $0.8 million for the quarters ended September 30, 2009 and 2008, respectively.  For the nine months ended September 30, 2009 and 2008, the impact was a net negative ineffectiveness of $0.4 million and a net positive ineffectiveness of $10.8 million, respectively.  The accompanying table shows that the MSR value decreased $9.3 million for the quarter ended September 30, 2009 due to a decrease in mortgage rates.  More than offsetting the MSR change is an $11.5 million increase in the value of derivative instruments primarily due to a decline in 10-year Treasury note yields.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Mortgage servicing income, net	$4,092	$4,029	$4,001	$4,188	$4,002	$12,122	$11,553
Change in fair value-MSR from market changes	(9,344)	13,593	(352)	(36,846)	(903)	3,897	2,008
Change in fair value of derivatives	11,471	(18,206)	2,407	37,160	1,680	(4,328)	8,826
Change in fair value-MSR from runoff	(1,608)	(3,097)	(2,643)	(2,101)	(2,152)	(7,348)	(6,885)
Gain on sales of loans	4,081	8,932	4,004	473	1,875	17,017	5,495
Other, net	179	(2,708)	3,490	1,519	(179)	961	1,090
Mortgage banking, net	$8,871	$2,543	$10,907	$4,393	$4,323	$22,321	$22,087

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2009 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
TANGIBLE COMMON EQUITY
QUARTERLY AVERAGE BALANCES
Total shareholders' equity			$1,216,987	$1,207,202	$1,192,398	$1,056,052	$946,897	$1,205,619	$941,188
Less:	Preferred stock		(206,308)	(205,860)	(205,417)	(91,385)	-	(205,865)	-
Total average common equity			1,010,679	1,001,342	986,981	964,667	946,897	999,754	941,188
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,123)	(291,145)	(291,104)	(291,162)
	Identifiable intangible assets		(21,430)	(22,424)	(23,440)	(24,466)	(25,540)	(22,424)	(26,608)
Total average tangible common equity			$698,145	$687,814	$672,437	$649,078	$630,212	$686,226	$623,418

PERIOD END BALANCES
Total shareholders' equity			$1,221,361	$1,202,114	$1,200,368	$1,178,466	$948,998
Less:	Preferred stock		(206,461)	(206,009)	(205,564)	(205,126)	-
Total common equity			1,014,900	996,105	994,804	973,340	948,998
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,145)
	Identifiable intangible assets		(20,819)	(21,820)	(22,820)	(23,821)	(24,887)
Total tangible common equity		(a)	$702,977	$683,181	$680,880	$658,415	$632,966

TANGIBLE ASSETS
Total assets			$9,368,498	$9,626,870	$9,775,714	$9,790,909	$9,086,273
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,145)
	Identifiable intangible assets		(20,819)	(21,820)	(22,820)	(23,821)	(24,887)
Total tangible assets		(b)	$9,056,575	$9,313,946	$9,461,790	$9,475,984	$8,770,241

Risk-weighted assets		(c)	$6,923,907	$7,144,278	$7,216,846	$7,294,633	$7,196,685

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$22,370	$13,443	$23,359	$23,979	$23,354	$59,172	$67,085
Plus:	Intangible amortization net of tax		619	618	618	658	662	1,855	1,986
Net income adjusted for intangible amortization			$22,989	$14,061	$23,977	$24,637	$24,016	$61,027	$69,071

Period end common shares outstanding		(d)	57,440,047	57,423,841	57,378,318	57,324,737	57,324,627

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible common equity 1			13.06%	8.20%	14.46%	15.10%	15.16%	11.89%	14.80%
Tangible common equity/tangible assets		(a)/(b)	7.76%	7.34%	7.20%	6.95%	7.22%
Tangible common equity/risk-weighted assets		(a)/(c)	10.15%	9.56%	9.43%	9.03%	8.80%
Tangible common book value		(a)/(d)*1,000	$12.24	$11.90	$11.87	$11.49	$11.04

TIER 1 COMMON RISK-BASED CAPITAL
Total shareholders' equity			$1,221,361	$1,202,114	$1,200,368	$1,178,466	$948,998
Eliminate qualifying AOCI			(3,072)	5,395	5,097	14,717	16,331
Qualifying tier 1 capital			68,000	68,000	68,000	68,000	68,000
Disallowed goodwill			(291,104)	(291,104)	(291,104)	(291,104)	(291,145)
Adj to goodwill allowed for deferred taxes			8,453	8,100	7,748	7,395	-
Other disallowed intangibles			(20,819)	(21,820)	(22,820)	(23,821)	(24,887)
Disallowed servicing intangible			(5,604)	(6,331)	(4,526)	(4,288)	(7,855)
Total tier 1 capital			$977,215	$964,354	$962,763	$949,365	$709,442
Less:	Qualifying tier 1 capital		(68,000)	(68,000)	(68,000)	(68,000)	(68,000)
	Preferred stock		(206,461)	(206,009)	(205,564)	(205,126)	-
Total tier 1 common capital		(e)	$702,754	$690,345	$689,199	$676,239	$641,442

Tier 1 common risk-based capital ratio		(e)/(c)	10.15%	9.66%	9.55%	9.27%	8.91%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity